Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the LCA-Vision Inc. 2011 Stock Incentive Plan of our reports dated March 8, 2011, with respect to the consolidated financial statements and schedule of LCA-Vision Inc., and the effectiveness of internal control over financial reporting of LCA-Vision Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
May 20, 2011